                                                                      Exhibit 4.3

                            FIRST AMENDMENT TO AMENDED AND
                             RESTATED REGISTRATION RIGHTS
                                       AGREEMENT

           This FIRST AMENDMENT TO AMENDED AND RESTATED  REGISTRATION RIGHTS AGREEMENT
  ("Amendment")  is dated as of March 13,  2001,  among MCM  CAPITAL  GROUP,  INC.,  a
  Delaware  corporation  ("Company").   C.P.  INTERNATIONAL   INVESTMENTS  LIMITED,  a
  Bahamian company (together with its Affiliated  Stockholders,  "CPII"). CTW FUNDING,
  LLC, a Delaware limited liability company ("CTW"),  and the MCM Holding Distributees
  Majority  (together  with each of the  persons  whose names are listed on Schedule A hereto and their  respective  Affiliated  Stockholders,  if any,  the "MCM  Holding
  Distributees").

                                  FACTUAL BACKGROUND

          A.       Under the Credit and Security Agreement dated as of October 31,
 2000 (the
 "Credit Agreement"). CTW agreed to make available to Midland Credit Management,
 Inc., a
 Kansas corporation ("Midland") a revolving credit facility upon the terms and conditions set forth
 therein.

          B.       To induce CTW to enter into the Credit Agreement, Company and CTW entered
 into the Warrant Agreement dated as of October 31, 2000 (the "Warrant Agreement")
 by and
 between Company and CTW.

          C.       To induce CTW to enter into the First Amendment to Credit
 Agreement, dated as
 of March 13, 2001 (the "Credit Amendment"), among Midland, CTW, Company and Midland
 Acquisition Corporation, Company has agreed (i) to issue to CTW, warrants to purchase up to
 an additional 200,000 shares of Common Stock; 50,000 to be issued on the date of each
 Renewal Notice (as defined in the Credit Amendment) and (ii) to grant certain registration rights
 to CTW with respect to the Common Stock underlying the Warrants.

          D.       The parties to this Amendment are parties to that certain Amended and Restated
 Registration Rights Agreement, dated as of October 31, 2000 (the "Registration
 Rights
 Agreement"), and it is a condition of the execution and delivery by CTW of the
 Credit
 Amendment that the Company enter into this Amendment.   (Capitalized terms used
 herein
 without definition have the meanings given to them in the Registration Rights
 Agreement.)

                                      AGREEMENT

          Therefore, the parties hereto agree as follows:

          1.      Modification of Registration  Rights  Agreement.  The  Registration
 Rights Agreement is hereby amended as follows:

                  (a)      Warrant Agreement.  Section 11 of the Registration Rights
          Agreement is hereby amended by adding the following definition:

                           "Warrant        Agreement"        means,
                           notwithstanding      the      definition
                           contained   in  the   Recitals  of  this
                           Agreement,    that    certain    Warrant
                           Agreement,   dated   October   31,  2000
                           between   the   Company   and  CTW,   as
                           amended,   supplemented   or   otherwise
                           modified from time to time.

                                                          1

                    (b)    Warrants.  The definition of 'Warrants" in Section 11 is
           hereby amended by replacing such definition with the following definition:

                             "Warrants" means,  notwithstanding  the
                             definition  contained  in the  Recitals
                             of  this  Agreement,  the  warrants  to
                             purchase  Common  Stock  issued  by the
                             Company to CTW  pursuant to the Warrant
                             Agreement.
2.       Incorporation.  This Amendment shall form a part of the Registration Rights
 Agreement, and all references hereafter to the Registration Rights Agreement in any document executed in connection with the Registration Rights Agreement shall mean the Registration Rights Agreement as hereby modified.
3.       No Impairment.  Except as specifically hereby amended, the Registration
 Rights Agreement shall remain unaffected by this Amendment and shall remain in full force and effect.
4.       Integration.  The Registration Rights Agreement and this Amendment:
 (a)  integrate  all the  terms  and  conditions  mentioned  in or  incidental  to the
 Registration   Rights   Agreement  and  this   Amendment;   (b)  supersede  all  oral
 negotiations  and prior and other writings with respect to their subject matter;  and
 (c) are  intended  by the  parties  as the final  expression  of the  agreement  with respect  to the  terms  and  conditions  set  forth  in  those  documents  and as the complete and  exclusive  statement  of the terms  agreed to by the parties.  If there is any conflict  between the terms,  conditions  and provisions of this Amendment and those of any other  agreement or instrument,  including any of the Loan Documents (as defined in the  Credit  Agreement),  the terms,  conditions  and  provisions  of this
 Amendment shall prevail.
5.       Miscellaneous.   This  Amendment  and  any  attached   consents  or  exhibits
 requiring  signatures may be executed in  counterparts,  and all  counterparts  shall constitute  but one and the same  document.  If any court of  competent  jurisdiction determines any provision of this Amendment or the  Registration  Rights  Agreement to be invalid,  illegal or unenforceable,  that portion shall be deemed severed from the rest,  which shall remain in full force and effect as though the invalid,  illegal or unenforceable  portion had never been a part of this  Amendment  or the  Registration
 Rights Agreement.  As used here, the word "include(s)"  means  "includes(s),  without limitation," and the word "including" means "including, but not limited to."
6.       Governing  Law.  This  Amendment  shall  be  governed  by  and  construed  in accordance  with the laws of the  State of New  York,  without  giving  effect to its principles  or rules of  conflict  of laws to the  extent  such  principles  or rules would require or permit the application of the laws of another jurisdiction.

                     [Balance of page intentionally left blank]

                                          2

         IN WITNESS  WHEREOF,  the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                     MCM CAPITAL GROUP, INC.

                                                     By:      /s/      Timothy W. Moser
                                                     Name:    Timothy W. Moser
                                                     Title:   Executive Vice President

                                                     CTW FUNDING, LLC

                                                     By:      /s/      Brian L. Schorr
                                                     Name:    Brian L. Schorr
                                                     Title: Manager

                                                     MCM HOLDING DISTRIBUTEES MAJORITY

                                                     Triarc Companies, Inc.

                                                     By:      /s/      John L. Barnes, Jr.
                                                     Name:    John L. Barnes, Jr.
                                                     Title:   Executive Vice President

                                                     By:   /s/____Nelson Peltz______________
                                                     Name: Nelson Peltz

                                                     By: /s/____Peter W. May_____________
                                                     Name: Peter W. May

                                                     C.P. INTERNATIONAL INVESTMENTS LIMITED

                                                     By:  /s/ David John Barnett
                                                     Name:    David John Barnett
                                                     Title:   Director

                                                                3

                                                           SCHEDULE A
                                                 MCM HOLDING DISTRIBUTEES

  Madison West Associates Corp.

  Nelson Peltz Children's Trust

  Jonathan P. May 1998 Trust

 Leslie A. May 1998 Trust

 Eric D. Kogan

 Edward Garden

 John L. Barnes, Jr.

 JPAH Holdings, LLC

 Brian L. Schorr

 Stuart 1. Rosen

 James A. Knight

 Alex Lemond

                                                        4